Exhibit 1.1

PDC Energy, Inc.

4,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: August 5, 2013

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Reserved
Exhibit G	–	Price-Related Information
Exhibit H	–	Issuer General Use Free Writing Prospectuses
Exhibit I	–	Drilling Partnerships

PDC Energy, Inc.

4,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 5, 2013

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

PDC Energy, Inc., a Nevada corporation (the “Company”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) and each of the other Underwriters named in Exhibit A hereto, if any, (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of a total of 4,500,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 675,000 additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 675,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Securities shall also include those related Rights (as defined in Section 15 hereof) described in the Registration Statement pursuant to and in accordance with the Rights Agreement (as defined in Section 15 hereof), and any reference herein to the “Initial Securities”, the “Option Securities” and the “Securities” shall also include the Rights. As used herein, references to the “Representative” and the “Underwriters” shall be deemed to be in the singular or the plural as required by the context.

Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission a registration statement on Form S-3, including the related preliminary prospectus or prospectuses, which registration statement has become effective under the 1933 Act. Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus relating to the Securities in accordance with the provisions of Rule 430B and Rule 424(b). The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the original effectiveness of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, at the date hereof and at the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking into account any determination by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto (including, without limitation, the Statutory Prospectus and the Prospectus)) complied and the Prospectus will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the prospectus (including, without limitation, the Statutory Prospectus and the Prospectus) delivered to the Underwriters for use in connection with this offering (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The copies of the Registration Statement and any amendments thereto and the copies of the Statutory Prospectus, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” of any of the foregoing documents to the Underwriters includes, without limitation, electronic delivery.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus as of the Applicable Time and the information included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

None of the foregoing applies to the statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Financial Statements. The financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. All disclosures contained in the Registration Statement, the

General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) Pro Forma Financial Statements. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, in each case in all material respects. Except as included or incorporated by reference therein or as validly omitted pursuant to and in accordance with a waiver granted by the staff of the Commission, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(6) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or other equity interest (other than the issuance of shares of Common Stock upon exercise of warrants described as outstanding in, and grants, exercises, forfeitures, withholdings and similar ordinary course changes relating to awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus (the “Equity Compensation Plans”)), short-term debt or long-term indebtedness for borrowed money of the Company (other than under the Credit Facility (as hereinafter defined), any of the Subsidiaries (as hereinafter defined) (other than under the PDCM Credit Facilities (as hereinafter defined)) or any drilling partnership of the Company (which are fully set forth in Exhibit I hereto (each, a “Drilling Partnership” and collectively, the “Drilling Partnerships”)), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) none of the Company, any of the Subsidiaries, or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of the foregoing clauses (i), (ii) and (iii), as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(7) Organization and Good Standing. Each subsidiary of the Company is listed on Exhibit B hereto (such subsidiaries together with PDCM and its subsidiaries, collectively, the “Subsidiaries”); provided that none of the Drilling Partnerships shall, for purposes of this Agreement, constitute a Subsidiary of the Company. The Company and each Subsidiary and Drilling Partnership have been duly organized or formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all organizational power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Subsidiaries and the Drilling Partnerships taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit B hereto and the Drilling Partnerships listed on Exhibit I hereto.

(8) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except for awards granted from time to time in the ordinary course of business under the Equity Compensation Plans; to the best knowledge of the Company and after due inquiry, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any Drilling Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity interest in the Drilling Partnerships, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary and, to the best knowledge of the Company after due inquiry, each Drilling Partnership owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for liens, charges, encumbrances, security interests, restrictions on voting or transfer or other claims disclosed in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to the Third Amended and Restated Credit Agreement dated as of May 21, 2013, as amended, among the Company, the guarantor parties thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility”).

(9) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as hereinafter defined) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Nasdaq Market”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

(10) Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(11) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights relating to the Securities have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued, and Common Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights relating to the Securities in accordance with the terms of the Rights Agreement and, when issued, will be validly issued, fully paid and non-assessable.

(13) No Violation or Default. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the Drilling Partnerships is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Drilling Partnerships is a party or by which the Company, any of the Subsidiaries or any of the Drilling Partnerships is bound or to which any of the property, right or assets of the Company, any of the Subsidiaries or any of the Drilling Partnerships is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(14) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or, the best knowledge of the Company after due inquiry, any Drilling Partnership pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or any Drilling Partnership is a party or by which the Company, any of the Subsidiaries or any Drilling Partnership is bound or to which any of the property or assets of the Company, any of the Subsidiaries or any Drilling Partnership is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, any of the Subsidiaries or any Drilling Partnership or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(15) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of this Agreement and the issuance and sale of the Securities, except for the registration of the Securities under the 1933 Act, the listing of the Securities on the Nasdaq Market and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(16) Legal Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending (“Actions”) to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is the subject and, to the best knowledge of the Company after due inquiry, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Drilling Partnership is a party or to which any property of any Drilling Partnership is the subject, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the best knowledge of the Company after due inquiry, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(17) Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and the subsidiaries, is an independent registered public accounting firm with respect to the Company and the subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(18) Real and Personal Property. The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have (i) valid and defensible title to substantially all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties referred to in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the

Credit Facility and, in the case of PDCM and its subsidiaries, the PDCM Credit Facilities, and as described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships; and all assets held under lease by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such properties and proposed to be made of such properties by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships.

(19) Intellectual Property. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(20) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or any Drilling Partnership, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(21) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(22) Taxes. The Company, the Subsidiaries and the Drilling Partnerships have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Subsidiaries and the Drilling Partnerships or any of their respective properties or assets.

(23) Licenses and Permits. The Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus (other than drilling and similar operational permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the Drilling Partnerships has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(24) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, the Subsidiaries’ or the Drilling Partnerships’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries or the Drilling Partnerships have received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(25) Compliance with and Liability under Environmental Laws. The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships (i) are in compliance with any and all applicable foreign, federal, state and local laws, including common law, and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (other than permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities) and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(26) Hazardous Materials. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (a) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, at, upon or from any of the property now or previously owned, leased or operated by the Company, its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (b) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “solid wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including Environmental Laws.

(27) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, the Subsidiaries or the Drilling Partnerships; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company, the Subsidiaries or the Drilling Partnerships; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, the Subsidiaries or the Drilling Partnerships; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the best knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, the Subsidiaries or the Drilling Partnerships. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or the Subsidiaries in the current fiscal year of the Company and the Subsidiaries compared to the amount of such contributions made in the Company and the Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and the Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and the Subsidiaries’ most recently completed fiscal year.

(28) Disclosure Controls. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(29) Accounting Controls. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(30) Insurance. The Company, the Subsidiaries, and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Subsidiaries, the Drilling Partnerships and their respective businesses with respect to matters covered by such insurance consistent with customary industry standards; and none of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(31) No Unlawful Payments. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has while so acting (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(32) Compliance with Money Laundering Laws. The operations of the Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or any Drilling Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(33) Compliance with OFAC. None of the Company, any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, any Subsidiaries or any Drilling Partnership is an individual or entity (“Person”) currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, for the purpose of funding any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(34) No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except for limitations on the foregoing set forth in the PDCM Credit Facilities and described in the Registration Statement, the General Disclosure Package and the Prospectus.

(35) No Broker’s Fees. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(36) No Registration Rights. No person has the right to require the Company or any of the Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(37) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(38) Margin Rules. Neither the issuance, sale and delivery of the Securities or the application of proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(39) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(40) Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(41) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(42) Status under the 1933 Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(43) Significant Subsidiaries. The Company has no “significant subsidiaries” (within the meaning of Rule 1-02(w) of Regulation S-X).

(44) Oil and Gas Reserve Estimates. The information underlying the estimates of the oil and gas reserves of the Company, its Subsidiaries and, to the best of the knowledge of the Company after due inquiry, the Drilling Partnerships, and to the best of the knowledge of the Company after reasonable inquiry, the Merit Assets (as hereinafter defined) as described in the General Disclosure Package and the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves and reserves associated with the Merit Assets in the ordinary course of business and intervening product price fluctuations described in the General Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in such reserves or the present value of future net cash flows therefrom as described in the General Disclosure Package and the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K.

(45) Independent Petroleum Engineer. Ryder Scott Company L.P., the petroleum engineer who has consented to being named as having reviewed certain reserve data included in the General Disclosure Package and the Prospectus, is an independent engineering firm with respect to the Company and its Subsidiaries. The information underlying the estimates of oil and natural gas reserves of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, which the Company prepared and supplied to Ryder Scott Company L.P. for the purpose of preparing the reports referred to in the Registration Statement, the General Disclosure Package and the Prospectus was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. To the best knowledge of the Company, after reasonable inquiry, the information underlying the estimates of oil and natural gas reserves of the Merit Assets provided to Ryder Scott Company L.P. for the purpose of its review of the estimates referred to in the General Disclosure Package and the Prospectus was true and correct in all material respects.

(46) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992. There is and, at all times since the filing of the Registration Statement with the Commission, there has been a “bona fide public market,” as defined in FINRA Rule 5121, for the Common Stock.

(47) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of BofA Merrill Lynch.

(b) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $53.37 per share (the “Purchase Price”), that number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as the Representative in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 675,000 shares of Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part at any time and from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on August 9, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The Company shall deliver the Initial Securities and the Option Securities, if any, through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus (or any documents incorporated therein by reference), (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement (including, without limitation, any request for any amendment or supplement to the documents incorporated or deemed to be incorporated by reference therein) or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or any Issuer Free Writing Prospectus or for additional information (except that the requirements of clauses (ii) and (iii) shall apply to documents incorporated by reference only within the period during which a prospectus is required by the 1933 Act to be delivered, whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, provided that the foregoing shall apply to documents incorporated by reference only within the period during which a prospectus is required by the 1933 Act to be delivered, whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object except to the extent otherwise required to be filed by law or regulation.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, to the extent reasonably requested. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus (and any amendments or supplements thereto) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise). The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify BofA Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and, if required in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly file such Issuer Free Writing Prospectus with the Commission. The Company will retain, in accordance with the 1933 Act and the 1933 Act Regulations, all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the 1933 Act and the 1933 Act Regulations.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Market.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of BofA Merrill Lynch, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than registration statements on Form S-8 to register Common Stock or other equity awards under the Equity Compensation Plans), or

(iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing. Moreover, if:

(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless BofA Merrill Lynch waives, in writing, such extension; provided, however, that such extension of the Lock-Up Period shall not apply if, (i) at the expiration of the Lock-Up Period, the Securities are “actively traded securities” (as defined in Regulation M) and (ii) the Company meets applicable requirements of paragraph (a)(1), and the Representative meets the applicable requirements of paragraph (a)(1)(iii), of Rule 139 under the 1933 Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of BofA Merrill Lynch:

(1) issue Securities to the Underwriters pursuant to this Agreement,

(2) issue shares of Common Stock and other equity awards pursuant to the Equity Compensation Plans,

(3) issue shares of Common Stock upon the exercise of stock options or SARs outstanding on the date of this Agreement or issued after the date of this Agreement under the Equity Compensation Plans,

(4) issue shares of Common Stock upon conversion of convertible senior notes outstanding on the date of this Agreement in accordance with their terms,

provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to BofA Merrill Lynch, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D to this Agreement and otherwise reasonably satisfactory in form and substance to BofA Merrill Lynch.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Promptly following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare a prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), copies of the prospectus.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants, independent petroleum engineers and other advisors to the Company and of KPMG LLP, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, if any, and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Market, (xi) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i), (iii) or (vi) or Section 10 hereof, or if for any reason, the Company fails to deliver the Securities to the Underwriters as required by this Agreement, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated pursuant to Section 10 hereof, such reimbursement of out-of-pocket expenses shall only be made by the Company to the non-defaulting Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date hereof, as of the Closing Date, and, if applicable, any Option Closing Date, in each case as if made on and as of such date, to the accuracy of the statements of the Company contained in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement is effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have provided evidence reasonably satisfactory to the Representative of such timely filing.

(b) Opinion of Counsel for Company. At the Closing Date, the Representative shall have received the favorable opinion, dated as of Closing Date, of Davis Graham & Stubbs LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated as of Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representative may require. In giving such opinion such counsel may rely without investigation, as to all matters arising under or governed by the laws of the State of Nevada, on the opinion of Company Counsel referred to in Section 5(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

(d) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representative shall have received a certificate of the Chairman and Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission and (v) there has been no decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act)) nor has any notice been given of any intended or potential decrease in or withdrawal of any such rating.

(e) Accountant’s Comfort Letter. (i) At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus; and (ii) at the time of the execution of this Agreement, the Representative shall have received from KPMG LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Merit Assets contained or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus.

(f) Bring-down Comfort Letter. (i) At the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date; and (ii) at the Closing Date, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(ii) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Engineer’s Letters. At the time of execution of this Agreement and at the Closing Date, the Representative shall have received letters from Ryder Scott Company L.P., dated the date of this Agreement and the Closing Date, respectively, and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information with respect to such matters as the Representative may require.

(h) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the Nasdaq Market, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Good Standing. The Underwriters shall have received on and as of the Closing Date or any Option Closing Date that is after the Closing Date, satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:

(1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2) Opinion of Counsel for Company. The favorable opinion of Company Counsel named in Section 5(b), in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(3) Opinion of Counsel for Underwriters. The favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4) Bring-down Comfort Letter. Letters from each of PricewaterhouseCoopers LLP and KPMG LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(m) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and certificates as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the

Company at any time on or prior to the closing on the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and affiliates (as defined in Rule 405), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7 below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by BofA Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) (1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: the information describing certain terms of the offering in the fifth paragraph under the caption “Underwriting” (with the exception of the first sentence) and the information related to short positions and passive market making contained in the tenth, eleventh and thirteenth paragraphs under the caption “Underwriting.”

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and any indemnified parties referred to in Section 6(a) shall be selected by BofA Merrill Lynch; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the indemnified parties referred to in Section 6(a) and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partners, member, agent and affiliate (as defined Rule 405) of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Market, (iv) if trading generally on the New York Stock Exchange, the NYSE MKT or in the Nasdaq Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, (v) if a banking moratorium has been declared by either Federal or New York authorities or (vi) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department; and notices to the Company shall be directed to it at PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, Attention of Gysle Shellum.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 6:00 p.m. (New York time) on August 5, 2013.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder with respect to a Plan.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means United States generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.

“Merit Assets” means the assets specified in the Purchase and Sale Agreement, dated as of May 11, 2012 among the Company and Merit Management Partners I, L.P., Merit Energy Partners III, L.P. and Merit Energy Partners D-III, L.P.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“PDCM” means PDC Moutaineer, LLC, a joint venture currently owned 50% each by the Company and Lime Rock Partners, LP.

“PDCM Credit Facilities” means that certain (i) Credit Agreement, dated as of April 30, 2010, by and among PDCM, BNP Paribas and the lenders party thereto, as amended, and (ii) Second Lien Credit Agreement, dated as of July 2013, by and among PDCM, Wells Fargo Energy Capital and the lenders party thereto.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the Rule 430B Information.

“Registration Statement” means the Company’s automatically effective registration statement on Form S-3 (Registration No. 333-179123), as amended, at the time it became effective, including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act.

“Rights” means the stock purchase rights issued pursuant to the Rights Agreement.

“Rights Agreement” means the Rights Agreement dated as of September 11, 2007 between the Company and Transfer Online, Inc., as rights agent.

“Rule 163,” “Rule 164,” “Rule 405,” “Rule 424(b),” “Rule 430B,” and “Rule 433,” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B. All references herein to the Registration Statement as of any date shall include all Rule 430B information as of such date.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“1939 Act Regulations” means the rules and regulations under the 1939 Act.

All references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of BofA Merrill Lynch, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and BofA Merrill Lynch, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by BofA Merrill Lynch or by the Company and BofA Merrill Lynch, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 16 shall restrict the Company from making any filings required under the 1934 Act or 1934 Act Regulations.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters have advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c) it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or its affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty arising out of the transactions contemplated by this Agreement and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract , tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on its behalf or in right of it or the Company, including stockholders, employees or creditors of the Company.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

PDC ENERGY, INC.

By	/s/ James M. Trimble
Name: James M. Trimble
Title: Chief Executive Officer and President

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Karl F. Schlopy
Name: Karl F. Schlopy
Title: Managing Director

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,500,000
Total	4,500,000

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
Riley Natural Gas Company	West Virginia	Corporation

PDC Mountaineer, LLC**	Delaware	Limited Liability Company

PDC Mountaineer Operating, LLC	Delaware	Limited Liability Company

PA PDC LLC	Delaware	Limited Liability Company

Seneca-Upshur Petroleum, LLC	West Virginia	Limited Liability Company

PDC Eastern Operations Company, LLC	Delaware	Limited Liability Company

PDC, LLC	West Virginia	Limited Liability Company

DP 2004 Merger Sub LLC	Delaware	Limited Liability Company

Garden Gulch, LLC	Colorado	Limited Liability Company

**	PDC Mountaineer, LLC (“PDCM”) is 50% owned by the Company and the Company does not consider it a subsidiary as defined in Rule 405 under the Securities Act. As indicated in Section 1(g), however, PDCM and its subsidiaries are included in the term “Subsidiaries” for the purposes of this agreement.

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

James M. Trimble

Gysle R. Shellum

Barton R. Brookman, Jr.

Daniel W. Amidon

Lance A. Lauck

R. Scott Myers

Larry F. Mazza

Joseph E. Casabona

David C. Parke

Kimberly Luff Wakim

Jeffrey C. Swoveland

Anthony I. Crisafio

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

PDC ENERGY, INC.

Public Offering of Common Stock

Dated as of             , 2013

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

    As Representative of the Underwriters

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between PDC Energy, Inc., a Nevada corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), as representative of a group of underwriters (the “Underwriters”), and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA Merrill Lynch, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless BofA Merrill Lynch waives, in writing, such extension; provided, however, that such extension of the Lock-Up Period shall not apply if, (i) at the expiration of the Lock-Up Period, the Securities are “actively traded securities” (as defined in Regulation M) and (ii) the Company meets applicable requirements of paragraph (a)(1), and the Representative meets the applicable requirements of paragraph (a)(1)(iii), of Rule 139 under the 1933 Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of BofA Merrill Lynch, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to BofA Merrill Lynch, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to BofA Merrill Lynch, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and, in the case of any transfer pursuant to clause (1), that such transfer is being made as a gift or by will or intestacy, as the case may be, and, in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be. For purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister of the undersigned.

Furthermore, notwithstanding the foregoing, the undersigned may, without the prior written consent of BofA Merrill Lynch, (i) effect the cashless exercise or net share settlement of SARs or options to acquire shares of Common Stock outstanding on the date hereof, (ii) transfer to the Company shares of Common Stock or withhold stock from issuance for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of restricted stock, performance shares or stock appreciation rights (so long as the purpose of such transfer is noted on any public report filed with the Securities and Exchange Commission) and (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period or any extension thereof pursuant to this agreement and provided further that no filing with the United States Securities and Exchange Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to August 31, 2013, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

August 9, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re:	Common Stock, $0.01 par value, issued by Petroleum Development Corporation.

Ladies and Gentlemen:

We have acted as special counsel to PDC Energy, Inc., a Nevada corporation (the “Issuer”), in connection with the Underwriting Agreement dated August 5, 2013 (the “Underwriting Agreement”) among (i) the Issuer and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of 4,500,000 shares (the “Securities”) of the Issuer’s Common Stock, par value $0.01 per share (the “Common Stock”).

We are furnishing this opinion letter to you pursuant to Section 5(b) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the registration statement on Form S-3 (File No. 333-179123) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on January 20, 2012 and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus supplement dated August 5, 2013, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus” and, together with the information on Exhibit G to the Underwriting Agreement, the “Disclosure Package”);

(c) the prospectus supplement dated August [•], 2013 (the “Prospectus Supplement”), relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(e) a specimen certificate representing the Common Stock;

(f) the Underwriting Agreement;

(g) the articles of incorporation and bylaws, each as amended to date, of the Issuer (the “Governing Documents”);

(h) the Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on August    , 2013, with respect to the Issuer’s good standing in Nevada on that date; and

(i) all agreements included as exhibits to the Issuer’s Form 10-K for the year ended December 31, 2012, except that Items 10.22 through 10.23.6 in the exhibit list to the Form 10-K are replaced with the Third Amended and Restated Credit Agreement dated as of May 21, 2013 (the “Applicable Agreements”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of fact of officers and other representatives of the Issuer, (ii) statements and certifications of public officials and others. The opinion in paragraph 1 below regarding the valid existence and good standing of the Issuer in the State of Nevada is based solely on our review of the Certificate of Existence with Status in Good Standing issued by the Secretary of State of Nevada, speaks only as of the date of the certificate and is limited to the meaning set forth in such certificate. The opinion in paragraph 8 regarding investment company status is based as to matters of fact solely on the representations set forth in an Officer’s Certificate and a review of consolidated financial information of the Issuer at December 31, 2012 and for the year then ended.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Nevada.

2. The Issuer has the corporate power and authority to (a) execute, deliver and perform its obligations under the Underwriting Agreement and (b) own or lease its properties and to conduct its current business as currently owned, leased and conducted and as described in the Preliminary Prospectus and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer.

4. No person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

5. Neither (i) the execution and delivery by the Issuer of the Underwriting Agreement nor (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under the Governing Documents or any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to the Governing Documents or any Applicable Agreement, (C) resulted, results or will result in any violation of applicable laws of the States of New York or Colorado, the Nevada Corporation Law (as defined below) or applicable Federal laws of the United States of America, or (D) resulted, results or will result in the contravention of any order of any governmental agency or court having jurisdiction over the Issuer or any of its properties.

6. No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Issuer of the Underwriting Agreement or the consummation of the issuance and sale of the Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the States of New York or Colorado, the Nevada Corporation Law or the United States of America, pursuant to applicable laws of the States of New York or Colorado, the Nevada Corporation Law or applicable laws of the United States of America.

7. The number of shares of authorized capital stock of the Issuer conforms to the number of such shares set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock.” The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Issuer pursuant to the Underwriting Agreement against payment of the consideration therefor set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The holders of the outstanding shares of Common Stock of the Issuer are not entitled to preemptive rights to subscribe for or purchase the Securities arising by operation of the Governing Documents. No holder of outstanding shares of Common Stock of the Issuer, including the Securities, is individually liable under the Governing Documents or the laws of the State of Nevada for the debts or liabilities of the Issuer solely by reason of its status as such.

8. The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

9. The statements in the Preliminary Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Considerations to Non-U.S. Holders, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

10. The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Description of Capital Stock—Common Stock,” “Description of Capital Stock—Preferred Stock,” “Description of Capital Stock—Purposes and Effects of Certain Provisions of Our Articles of Incorporation and Bylaws” and “Description of Capital Stock—Nevada Control Share Laws,” have been reviewed by us and, to the extent such statements constitute summaries of documents referred to therein or Nevada law or the Governing Documents, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

11. (a) Each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, (b) each of the Incorporated Documents, when they were filed with the SEC, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (c) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents that are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents that are not so summarized; provided however, that we express no opinion as to (i) Regulation S-T, (ii) interactive data in eXtensible Business Reporting Language, (iii) the requirements relating to historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package.

12. The Registration Statement was automatically effective under the Securities Act on January 20, 2012. We have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firm and the reserve engineers for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 9 and 10 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), no facts have come to our attention that have led us to believe that (i) the Registration Statement, as of its effective date, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [            ] (Eastern Time) on August 5, 2013 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we did not participate in the preparation of the Incorporated Documents in the Base Prospectus. We express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (iii) the oil and gas reserve data included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (iv) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Colorado, (iii) applicable laws of the United States of America, (iv) the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78, including interpretations thereof in published decisions of Nevada courts (the “Nevada Corporation Law”), and (v) certain other specified laws of the United States of America to the extent referred to specifically herein. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references (including, without limitation, those appearing in paragraphs 5 and 6 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) In rendering the opinions set forth in paragraph 5 above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery by the Issuer of the Underwriting Agreement, or the incurrence or performance by the Issuer of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Issuer.

(ii) The opinion set forth in paragraph 9 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iii) Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 9 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

DAVIS GRAHAM & STUBBS LLP

EXHIBIT F

[Reserved]

F-1

EXHIBIT G

PRICE-RELATED INFORMATION

The following information is also included in the General Disclosure Package:

As to each investor, the price paid by such investor as well as the number of Initial Securities and the number of Option Securities to be included on the cover page of the Final Prospectus

G-1

EXHIBIT H

ISSUER GENERAL USE FREE WRITING PROSPECTUS

None

H-1

EXHIBIT I

DRILLING PARTNERSHIPS

Ownership of General Partnership Interests and Limited Partnership Interests

As of July 31, 2013

NAME OF PARTNERSHIP	GP	LP	TOTAL
Eastern 1984 Limited Partnership	5.000%	39.061%	44.061%
Eastern 1985A Limited Partnership	5.000%	66.909%	71.909%
Eastern 1987B Limited Partnership	5.000%	58.067%	63.067%
Eastern PDC 1989A Limited Partnership	27.500%	39.146%	66.646%
Eastern PDC 1989B Limited Partnership	20.000%	36.226%	56.226%
Eastern PDC 1996D Limited Partnership	20.000%	8.943%	28.943%
Eastern PDC 1997D Limited Partnership	20.000%	11.350%	31.350%
Eastern PDC 1998D Limited Partnership	20.000%	9.367%	29.367%
CO and PA 1999D Limited Partnership	20.000%	6.793%	26.793%
Colorado 2000B Limited Partnership	20.000%	7.621%	27.621%
Colorado 2000C Limited Partnership	20.000%	4.484%	24.484%
Colorado 2000D Limited Partnership	20.000%	6.823%	26.823%
Colorado 2001A Limited Partnership	20.000%	7.884%	27.884%
Colorado 2001B Limited Partnership	20.000%	6.215%	26.215%
Colorado 2001C Limited Partnership	20.000%	7.240%	27.240%
Colorado 2001D Limited Partnership	20.000%	5.223%	25.223%
Colorado 2002A Limited Partnership	20.000%	5.434%	25.434%
PDC 2002B Limited Partnership	20.000%	6.067%	26.067%
PDC 2002C Limited Partnership	20.000%	5.530%	25.530%
Rockies Region 2006 Limited Partnership	37.000%	0.924%	37.924%
Rockies Region 2007 Limited Partnership	37.000%	0.444%	37.444%

I-1